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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the use in this Registration Statement on Form S-8 of First Virtual Communications, Inc. of our report dated January 23, 2001, except for Note 11 for which the date is March 14, 2001, and Note 13 for which the date is March 22, 2001 relating to the consolidated financial statements of First Virtual Communications, Inc., which appear in First Virtual Communication's Annual Report on Form 10-K for the year ended December 31, 2000.




/s/PRICEWATERHOUSECOOPERS LLP



San Jose, California
June 22, 2001


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